Exhibit 99.1

Resource Extraction Payment Report

The tables below set forth payments made to governments for the fiscal year ended December 31, 2023.

Payments made by country and level of government

US$ millions

Country	Subnational Government Level	Subnational Government Entity Receiving the Payment	Currency of payment	Reporting currency	Business Segment that made the payment	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid to Payee (1)	Notes
United States	United States Federal Government	Bureau of Indian Affairs	USD	USD	USA Operations	-	0.1	0.1	-	-	0.2
		Office of Natural Resources	USD	USD	USA Operations	-	37.5	0.5	-	-	38.0
		Bureau of Land Management	USD	USD	USA Operations	-	-	0.7	-	-	0.7
	United States Federal Government Total					-	37.6	1.3	-	-	38.9

Canada	Province of British Columbia	BC Hydro	CAD	USD	Canadian Operations	-	-	1.5	-	0.5	2.0
		BC Transportation Financing Authority	CAD	USD	Canadian Operations	-	-	-	-	0.4	0.4
		Technical Safety BC	CAD	USD	Canadian Operations	-	-	0.1	-	-	0.1
		Ministry of Finance Province of BC	CAD	USD	Canadian Operations	3.9	229.3	11.8	-	0.1	245.1
	Province of British Columbia Total					3.9	229.3	13.4	-	1.0	247.6

Canada	Province of Alberta	Alberta Energy Regulator	CAD	USD	Canadian Operations	-	-	2.7	-	-	2.7
		Government of Alberta	CAD	USD	Canadian Operations	-	119.8	0.5	6.3	-	126.6
		Alberta Petroleum Marketing Commission	CAD	USD	Canadian Operations	-	0.2	-	-	-	0.2	(2)
	Province of Alberta Total					-	120.0	3.2	6.3	-	129.5

Canada	County of Grande Prairie		CAD	USD	Canadian Operations	7.9	-	1.7	-	-	9.6

Canada	Northern Rockies Regional Municipality		CAD	USD	Canadian Operations	1.5	-	-	-	-	1.5

Canada	Tsuut'ina Nation	Receiver General For Canada	CAD	USD	Canadian Operations	-	0.4	0.7	-	-	1.1

Canada	Siksika Nation		CAD	USD	Canadian Operations	0.4	-	-	-	-	0.4

Canada	Horse Lake First Nation	Receiver General For Canada	CAD	USD	Canadian Operations	-	0.3	-	-	-	0.3

Canada	Federal Government of Canada	Receiver General For Canada	CAD	USD	Canadian Operations	-	-	0.3	-	-	0.3

Canada	Province of Ontario	The Ontario Aggregate Resources Corporation	CAD	USD	Canadian Operations	-	-	0.1	-	-	0.1
Total payments to governments						13.7	387.6	20.7	6.3	1.0	429.3

Notes:

(1)
During 2023, there were no payments related to production entitlements, dividends or community and social responsibility payments required by law or contract that were made to further the commercial development of oil, natural gas, or minerals.
(2)
Royalties that are paid in-kind and are valued at market value using the relevant month average spot rates when the related production is produced and delivered in-kind.

Payments made on project-by-project basis

US$ millions

Country	Project / Subnational Political Jurisdiction	Resource / Method of extraction	Currency of payment	Reporting currency	Business Segment that made the payment	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid to Payee (1)	Notes
United States	Utah	Oil and Natural Gas/Well	USD	USD	USA Operations	-	16.5	1.3	-	-	17.8
United States	North Dakota	Oil and Natural Gas/Well	USD	USD	USA Operations	-	14.2	-	-	-	14.2
United States	Oklahoma	Oil and Natural Gas/Well	USD	USD	USA Operations	-	5.9	-	-	-	5.9
United States	Wyoming	Oil and Natural Gas/Well	USD	USD	USA Operations	-	0.9	-	-	-	0.9
United States	Other	Oil and Natural Gas/Well	USD	USD	USA Operations	-	0.1	-	-	-	0.1	(2)
Canada	Province of British Columbia	Oil and Natural Gas/Well	CAD	USD	Canadian Operations	5.4	229.3	13.4	-	1.0	249.1
Canada	Province of Alberta	Oil and Natural Gas/Well	CAD	USD	Canadian Operations	8.3	120.7	5.6	6.3	-	140.9	(3)
Canada	Province of Ontario	Uranium/Underground Mining	CAD	USD	Canadian Operations	-	-	0.4	-	-	0.4
Total payments to governments						13.7	387.6	20.7	6.3	1.0	429.3

Notes:

(1)
During 2023, there were no payments related to production entitlements, dividends or community and social responsibility payments required by law or contract that were made to further the commercial development of oil, natural gas, or minerals.
(2)
Payments primarily relate to prior year royalties associated with previously owned properties in New Mexico where resource extraction activities occurred.
(3)
Royalties that are paid in-kind and are valued at market value using the relevant month average spot rates when the related production is produced and delivered in-kind.